Filed pursuant to Rule 424(b)(5)

Registration No. 333-289943

Prospectus Supplement

(To Prospectus dated September 15, 2025)

WORK Medical Technology Group LTD

Up to $200,000,000 of Class A Ordinary Shares

We have entered into an at the market offering agreement (the “Sales Agreement”), dated as of November 20, 2025, with AC Sunshine Securities LLC (the “Sales Agent”), acting as our sales agent, relating to the sale of our Class A Ordinary Shares, par value $0.05 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $200,000,000 from time to time to or through the Sales Agent under this prospectus supplement and the accompanying prospectus.

Our Class A Ordinary Shares are currently listed on the NASDAQ Capital Market under the symbol “WOK.” On November 20, 2025, the closing sale price of our Class A Ordinary Shares on the NASDAQ Capital Market was $3.84 per share.

Sales of our shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the trading market for our Class A Ordinary Shares, or any other trading market in the United States for our Class A Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of our Class A Ordinary Shares into the NASDAQ Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of our Class A Ordinary Shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We will pay the Sales Agent a commission of 3.5% of the gross proceeds of any of our Class A Ordinary Shares sold under the Sales Agreement. See “Plan of Distribution” on page S-31 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of our Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

As of the date hereof, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $87.55 million based on 960,012 Class A Ordinary Shares and 75,925 Class B ordinary shares, par value $0.05 per share (each, a “Class B Ordinary Share,” and, collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) outstanding as of November 20, 2025, of which 960,012 Class A Ordinary Shares are held by non-affiliates, and a per share price of $91.20, which was the last reported price on the NASDAQ Capital Market of our Class A Ordinary Shares on September 23, 2025. During the 12 calendar months prior to and including the date of this prospectus supplement, the aggregate market value of securities we have offered and sold pursuant to General Instruction I.B.5 of Form F-3 was approximately $2,924,950. See “Prospectus Supplement Summary—Recent Development—Registered Direct Offering.”

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus supplement, and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in the prospectus before you make your investment decision.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” on page S-11, and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer” on page S-12.

As of the date of this prospectus supplement, the Company has 960,012 Class A Ordinary Shares with one vote each on all matters to be decided by way of a poll (960,012 votes) and 75,925 Class B Ordinary Shares with 20 votes each on all matters to be decided by way of a poll (1,518,500 votes), totaling 2,478,512 votes that may be cast on a poll. Our director and chief operating officer, Baiming Yu, beneficially owns 62,500 Class B Ordinary Shares, representing 1,250,000 votes on matters to be decided by way of a poll and approximately 50.43% of the aggregate voting power of our outstanding Ordinary Shares, as of the date of this prospectus supplement, and we are, therefore, deemed to be a “controlled company” for purposes of the Nasdaq Listing rules. In the event that the Company sells fewer than 21,489 Class A Ordinary Shares in this offering, Baiming Yu will continue to hold more than 50% of the aggregate voting power of the Company’s outstanding Ordinary Shares. In such case, we will continue to be deemed to be a controlled company. However, if the Company sells more than 21,489 Class A Ordinary Shares, Baiming Yu’s voting power will fall below 50%, and the Company will no longer be a controlled company. As a controlled company, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Supplement Summary—Implications of Being a Controlled Company” on page S-13. For more information about risks relating to a “controlled company,” see “Item 3. Key Information—D. Risk Factors—Risks Relating to our Ordinary Shares and the Trading Market—Our Chief Operating Officer and Liwei Zhang have substantial influence over our Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions” in our 2024 Annual Report.

The securities offered in this prospectus supplement are securities of our Cayman Islands holding company, which has no operations of its own and conducts all of its operations through the PRC subsidiaries, namely, Work (Hangzhou) Medical Treatment Technology Co., Ltd. (“Work Hangzhou”), our wholly owned subsidiary, and its subsidiaries, Hangzhou Shanyou Medical Equipment Co., Ltd. (“Hangzhou Shanyou”), Hangzhou Hanshi Medical Equipment Co., Ltd. (“Hangzhou Hanshi”), Hangzhou Woli Medical Treatment Technology Co., Ltd. (“Hangzhou Woli”), Shanghai Saitumofei Medical Treatment Technology Co., Ltd. (“Shanghai Saitumofei”), Huangshan Saitumofei Medical Technology Co., Ltd. (“Huangshan Saitumofei”), and Hunan Saitumofei Medical Treatment Technology Co., Ltd. (“Hunan Saitumofei”). The operations of the PRC subsidiaries could affect other parts of our business. Investors in our Class A Ordinary Shares should be aware that they will not directly hold equity interests in the PRC subsidiaries, but rather are purchasing equity solely in WORK Medical Technology Group LTD, a Cayman Islands exempted company, which indirectly owns 100% equity interests in such PRC subsidiaries.

In addition, as we conduct all of our operations through the PRC subsidiaries in China, we and the PRC subsidiaries are subject to legal and operational risks associated with being based in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in the PRC subsidiaries’ operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we or the PRC subsidiaries are directly subject to these regulatory actions or statements, as neither we nor the PRC subsidiaries have implemented any monopolistic behavior, and the PRC subsidiaries’ business does not implicate cybersecurity, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess the personal information of over one million users, nor are we or the PRC subsidiaries involved in any type of restricted industries. On September 8, 2006, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) which was jointly adopted by six PRC regulatory agencies came into effect. The M&A Rules include, among other things, provisions that purport to require that offshore special purpose vehicles (each, an “SPV”) that are controlled by PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to the listing and trading of any such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. Since the Company is neither controlled by PRC entities or individuals, nor formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, we believe, as advised by our PRC counsel, AllBright Law Offices (Fuzhou), that the Company is not an SPV, and, therefore, the M&A Rules do not apply to us, and we do not need to obtain the approval from the CSRC under the M&A Rules. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore SPVs. Furthermore, on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”) issued by the CSRC came into force. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC. When securities are issued through a phased distribution method within the authorized scope, the company shall file with the CSRC within three working days after the completion of the first issuance, stating the total number of securities to be issued. After all subsequent issuances are completed, the company shall submit a consolidated report on the issuance status to the CSRC. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. We believe, based on the advice of our PRC counsel, AllBright Law Offices (Fuzhou), that (i) as this offering is regarded as a subsequent securities offering in the same overseas market through a phased distribution method within the authorized scope under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC after the completion of the first issuance in accordance with the Trial Administrative Measures and submit a consolidated report on the issuance status to the CSRC after all subsequent issuances have been completed. On September 30, 2025, the Company submitted its filing application with respect to our registered direct offering completed in September 2025 (the “Registered Direct Offering”); (ii) neither we nor the PRC subsidiaries are subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), pursuant to the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, since the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess personal information of over one million users; and (iii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC subsidiaries’ business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations;” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our 2024 Annual Report.

However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the PRC subsidiaries’ daily business operations, the ability to accept foreign investments and list on an U.S. exchange. Moreover, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws or regulations or implementing rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. Although the Company is currently not required to obtain permission or approval from any of the PRC central or local governmental authorities, except for completing the filing procedures with the CSRC, and it has not received any denial to list on a U.S. exchange, the PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the PRC subsidiaries or our industry or by intervention or interruption by PRC governmental authorities, if we or the PRC subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we or the PRC subsidiaries are required to obtain such permissions or approvals in the future, or (iv) due to any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors” beginning on page S-15 and “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Moreover, the Chinese government may exert substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A Ordinary Shares could decline in value significantly or become worthless. See “Item 3. Key Information—D. Risk Factors—Risk Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and subsequent securities offerings at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” in our 2024 Annual Report.

In addition, although Work Medical Technology Group (China) Limited (“Work Medical Technology”), our Hong Kong subsidiary, is an investment holding company, the legal and operational risks associated with operating in mainland China may also apply to the future activities (if any) in Hong Kong of Work Medical Technology, to the extent that they are made applicable to such entity and its anticipated operations. Work Medical Technology, as of the date of this prospectus supplement, has yet to commence operations, and is expected to be limited to operating as an investment holding company in the future without any substantive or data-related operations in Hong Kong. However, such operations may be affected if Hong Kong adopts rules, regulations or policy guidance with respect to currency exchange control. Furthermore, as of the date of this prospectus supplement, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2024 Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiary, Work Medical Technology. However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to Work Medical Technology due to changes in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on Work Medical Technology, as relevant authorities may impose fines and penalties upon Work Medical Technology, delay or restrict the repatriation of the proceeds from this offering into mainland China and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or in extreme cases, become worthless.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“the HFCA Act”), if the PCAOB is unable to inspect our auditors for two consecutive years. As a result, an exchange may determine to delist our securities. Pursuant to the HFCA Act, if the PCAOB is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years, as was formerly required under the HFCA Act before such amendment, to two consecutive years. According to the Consolidated Appropriations Act, any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our former auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included in the 2024 Annual Report, was based in the U.S. and registered with the PCAOB during the time it served as our independent auditor. On July 29, 2025, the Company appointed HTL International, LLC as its independent registered public accounting firm in place of WWC, P.C., effective on July 30, 2025. HTL International, LLC is headquartered in Houston, Texas, and is registered with PCAOB and currently subject to inspection by the PCAOB on a regular basis. However, recently developments with respect to audits of China-based companies, create uncertainty about the ability of our auditor, to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), which sets out specific arrangements on conducting inspections and investigations over relevant audit firms within the jurisdiction of the PRC and the U.S, including the audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two” in our 2024 Annual Report.

As a holding company, we may rely on dividends and other distributions on equity paid by the PRC subsidiaries for our cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of the PRC subsidiaries have made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus supplement. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

The transfers and distributions among the Company and its subsidiaries include, as of the date of this prospectus supplement: (i) $1,340,000 of the net proceeds (which totaled approximately $2,510,000) from the Registered Direct Offering, which were sequentially transferred from the Company to Work Medical Technology Group Limited, our wholly-owned subsidiary in British Virgin Islands (“Work BVI”), then to Work Medical Technology, then to Work Age (Hangzhou) Medical Treatment Technology Co., Ltd., then to Work Hangzhou, and finally to Hangzhou Woli; (ii) $1,000,000 of the net proceeds from our Registered Direct Offering, which were transferred directly from the Company to Hangzhou Woli; (iii) $400,000 in funds released from an escrow account for indemnification purposes during our initial public offering (the “IPO”) closed on August 26, 2024, upon the first-year anniversary of the IPO closing, which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; (iv) net proceeds in the amount of $4,389,958.10 from our follow-on underwritten offering completed in May 2025 (the “Follow-on Offering”), which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; (v) net proceeds in the amount of $7,373,839 from the IPO, which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; and (vi)  funds transferred among five PRC subsidiaries, Hangzhou Shanyou, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Work Hangzhou for operational purposes. In the fiscal year ended September 30, 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. The aggregate principal amounts of funds transferred among the PRC subsidiaries were $2,459,263, $8,262,606, and $84,234 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. Except as described above, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, as of the date of this prospectus supplement.

Unless otherwise specified in an applicable prospectus supplement, our debt securities, warrants, rights, and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

AC Sunshine Securities LLC

The date of this prospectus supplement is November 21, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. Neither we nor the Sales Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws, regulations and rules, of “China” or the “PRC,” it refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China” or the “PRC” or “Chinese,” it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China;

●	“Class I medical device” are to a medical device with a low level of risks and whose safety and effectiveness can be ensured through routine administration, pursuant to the Regulations on the Supervision and Administration of Medical Devices (as amended in 2021) (the “2021 Medical Device Regulation”);

●	“Class II medical device” are to a medical device with moderate risks that must be strictly controlled and regulated to ensure its safety and effectiveness, pursuant to the 2021 Medical Device Regulation;

●	“Class III medical device” are to a medical device with relatively high risks that must be strictly controlled and regulated through special measures to ensure its safety and effectiveness, pursuant to the 2021 Medical Device Regulation;

●	“Class A Ordinary Shares” are to the Company’s Class A ordinary shares, par value US$0.05 per share;

●	“Class B Ordinary Shares” are to the Company’s Class B ordinary shares, par value US$0.05 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“FDA” are to the U.S. Food and Drug Administration;

●	“Group” are to the WORK Medical Technology Group LTD, Work Medical Technology Group Limited, and the PRC subsidiaries, collectively;

●	“Hangzhou Hanshi” are to Hangzhou Hanshi Medical Equipment Co., Ltd.;

●	“Hangzhou Shanyou” are to Hangzhou Shanyou Medical Equipment Co., Ltd.;

●	“Hangzhou Woli” are to Hangzhou Woli Medical Treatment Technology Co., Ltd.;

●	“Hangzhou Youshunhe” are to Hangzhou Youshunhe Technology Co., Ltd.;

●	“Huangshan Saitumofei” are to Huangshan Saitumofei Medical Technology Co., Ltd.;

●	“Hunan Saitumofei” are to Hunan Saitumofei Medical Treatment Technology Co., Ltd.;

S-ii

●	“mainland China” or “Chinese mainland” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus, the special administrative regions of Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Nasdaq” are to the Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to the Company’s Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“PRC subsidiaries” are to Work Hangzhou, Hangzhou Shanyou, Shanghai Chuqiang, Hangzhou Hanshi, Hangzhou Woli, Hangzhou Youshunhe, Shanghai Saitumofei, and Hunan Saitumofei, collectively;

●	“RMB” or the “Renminbi” are to the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Shanghai Chuqiang” are to Shanghai Chuqiang Medical Equipment Co., Ltd.;

●	“Shanghai Saitumofei” are to Shanghai Saitumofei Medical Treatment Technology Co., Ltd.;

●	“US$,” “USD,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“Work BVI” are to Work Medical Technology Group Limited;

●	“WFOE” or “Work Age” are to Work Age (Hangzhou) Medical Treatment Technology Co., Ltd., which is a limited liability company formed in China; and

●	“Work Hangzhou” are to Work (Hangzhou) Medical Treatment Technology Co., Ltd.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 29, 2025, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-289943) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on September 15, 2025. Under this shelf registration process, we may, from time to time, sell up to US$300,000,000 of any combination, together or separately, of Class A Ordinary Shares, debt securities, warrants, rights, or units, or any combination thereof, as described in the accompanying prospectus. We may sell up to approximately $200,000,000 worth of Class A Ordinary Shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Ordinary Shares offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date–for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus–the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein, or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “WORK Medical,” the “Company,” “we,” “us,” and “our” or similar terms refer to refer to WORK Medical Technology Group LTD, a Cayman Islands exempted company with limited liability.

S-iv

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties, and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations, and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations, and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus supplement from the 2024 Annual Report.

Overview

We are a holding company incorporated in the Cayman Islands as an exempted company. As a holding company with no material operations of our own, we conduct all of our operations through our operating entities established in the PRC, primarily Work Hangzhou, our wholly owned subsidiary, and its subsidiaries. The operations of our PRC subsidiaries could affect other parts of our business.

We are a supplier of medical devices in China. We develop and manufacture Class I and II medical devices and sell Class I and II disposable medical devices through operating subsidiaries in China. The PRC subsidiaries’ products include, to name a few, medical face masks, artery compression tourniquets for bleeding control, disposable breathing circuits for delivering oxygen and anesthetic gases, laryngeal mask airways for keeping patients’ airways open during anesthesia and endotracheal tubes for keeping the trachea open for air to get to the lungs.

The PRC subsidiaries have Class I, II, and III disposable medical device qualifications, including filing certificates for Class I products and registration certificates for Class II products, and medical device production and operation licenses in China. For more information about the qualifications, please refer to “Item 4. Information on the Company—B. Business Overview—Manufacturing—Certification of Production and Products” in our 2024 Annual Report.

The PRC subsidiaries have been providing medical devices to hospitals, pharmacies, and medical institutions since 2002. The PRC subsidiaries currently have a total of 21 medical devices in their product portfolio. 20 of them are sold domestically, and 15 of them are sold internationally.

In the Chinese market, the PRC subsidiaries’ products are sold in 34 provincial-level administrative regions. Internationally, the products are exported to more than 30 countries in Asia, Africa, Europe, North America, South America, and Oceania. In the meantime, the PRC subsidiaries have established a strict quality management system. The PRC subsidiaries have 17 products that have passed the inspections administered by local authorities in Zhejiang province and obtained the registration certificates. The PRC subsidiaries have also received international “CE” certification and ISO 13485 system certification. Furthermore, the PRC subsidiaries have registered with the FDA for 17 products.

Recent Development

Dual Class Restructuring

On February 5, 2025, at the 2024 annual general meeting of shareholders (the “2024 AGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-designate and re-classify the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the share re-designation and re-classification, and the terms of the re-designated and re-classified shares of the Company. As a result, immediately following the 2024 AGM, the Company’s authorized share capital was increased (the “February Share Capital Increase”), and re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each, with each Class A Ordinary Share entitled to one vote on matters to be decided by way of a poll, and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each, with each Class B Ordinary Share entitled to 20 votes on matters to be decided by way of a poll (the “Share Capital Reorganization”). On April 8, 2025, the Company issued 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to three shareholders, LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, and repurchased a corresponding number of Class A Ordinary Shares from such shareholders (the “Share Issuance and Repurchase,” and together with the February Share Capital Increase and the Share Capital Reorganization, the “Dual Class Restructuring”).

Underwritten Follow-on Offering in May 2025

On May 22, 2025, the Company closed an underwritten follow-on offering and sale of 10,000,000 ordinary units, with each ordinary unit consisting of (i) one Class A Ordinary Share or pre-funded warrant in lieu thereof, (ii) one Series A warrant to purchase one Class A Ordinary Share, and (iii) one Series B warrant to purchase one Class A Ordinary Share. Each ordinary unit was priced at $0.50. The Company generated gross proceeds of $5,000,000 from such transaction, before deducting underwriting discounts, non-accountable expense allowance, and offering expenses payable by the Company. As of the date of this prospectus supplement, the Company has transferred net proceeds in the amount of $4,389,958.10 from the offering through Work BVI to Work Medical Technology, and the entire amount has been fully utilized. On May 27, the Company submitted its filing application with respect to the offering to the CSRC, in compliance with the Trial Administrative Measures.

Registered Direct Offering in September 2025

On September 25, 2025, the Company entered into a securities purchase agreement with a certain institutional investor, pursuant to which, the Company agreed to issue and sell, in the Registered Direct Offering (i) 22,055,096 Class A Ordinary Shares; and (ii) pre-funded warrants to purchase 16,944,238 Class A Ordinary Shares (the “Pre-Funded Warrants”). The purchase price for each Class A Ordinary Share was $0.075 and the purchase price for each Pre-Funded Warrant was $0.075. The Company received approximately $2.9 million in gross proceeds from such transaction, before deducting placement agent fees and estimated offering expenses. As of the date of this prospectus supplement, the Company has transferred a portion of the net proceeds in the amount of $2,340,000 from the offering to Hangzhou Woli, and the entirety of such net proceeds has been fully utilized. On September 30, 2025 the Company submitted its filing application with respect to the Registered Direct Offering to the CSRC, in compliance with the Trial Administrative Measures.

Share Consolidation and Share Capital Increase in September 2025

On September 12, 2025, the Company held an extraordinary general meeting of shareholders (the “September EGM”). During the September EGM, the shareholders passed certain resolutions with respect to: (i) one or more share consolidations (the “September Proposed Share Consolidations”) of all of the authorized, issued, and outstanding shares of the Company (collectively, the “Shares”), each at such consolidation ratio and with such effective time as the board of directors of the Company (the “Board”) may determine in its sole discretion; provided, however, that the accumulated consolidation ratio for any and all such share consolidations shall be no less than 2:1 nor greater than 250:1, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to nominal value) as the then existing shares of each class as set out in the Company’s then existing amended and restated memorandum and articles of association; (ii) an increase in the Company’s authorized share capital (the “September Proposed Share Capital Increase”) from US$250,000 divided into 400,000,000 Class A ordinary shares of par value US$0.0005 each and 100,000,000 Class B ordinary shares of par value US$0.0005 each, to a maximum of US$10,000,000 divided into Class A ordinary shares and Class B ordinary shares, in each case, of the then current par value, as a result of the share consolidation(s) at a ratio of four Class A ordinary shares for every one Class B ordinary shares; such share capital increase to be conditional upon approval by the Board, in its sole discretion, and to take effect on such date as the Board may determine, within one year from the date of the September EGM; and (iii) the adoption of an amended and restated memorandum of association to reflect the September Proposed Share Consolidations and/or the September Proposed Share Capital Increase.

On September 29, 2025, the Board passed certain resolutions with respect to (i) a consolidation of the Shares at the ratio of 100:1 (the “September Share Consolidation”); (ii) an increase in the Company’s authorized share capital from US$250,000 divided into 400,000,000 Class A ordinary shares of par value US$0.0005 each and 100,000,000 Class B ordinary shares of par value US$0.0005 each, to US$10,000,000 divided into 160,000,000 Class A Ordinary Shares of par value US$0.05 each and 40,000,000 Class B Ordinary Shares of par value US$0.05 each (the “September Share Capital Increase”); and (iii) the adoption of an amended and restated memorandum of association in substitution for, and to the entire exclusion of, the Company’s then existing memorandum of association, to reflect the September Share Consolidation and the September Share Capital Increase.

The Company’s Class A Ordinary Shares began trading on a post-split basis on October 21, 2025. Upon the effectiveness of the September Share Consolidation, the total number of outstanding Class A ordinary shares of the Company was reduced from 95,998,776 to 960,012, and the total number of outstanding Class B ordinary shares of the Company was reduced from 7,592,500 to 75,925.

Extraordinary General Meeting of Shareholders in November 2025

The Company held an extraordinary general meeting of shareholders on November 7, 2025 (the “November EGM”). During the November EGM, the shareholders passed certain resolutions with respect to: (i) an increase in the authorized share capital of the Company from US$10,000,000 divided into 160,000,000 Class A Ordinary Shares of par value US$0.05 each and 40,000,000 Class B Ordinary Shares of par value US$0.05 each, to US$100,000,000 divided into 1,600,000,000 Class A Ordinary Shares of par value US$0.05 each and 400,000,000 Class B Ordinary Shares of par value US$0.05 each (the “November Share Capital Increase”); (ii) the adoption of an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, the Company’s then existing memorandum and articles of association, to reflect the November Share Capital Increase; (iii) the ratification of the September Share Consolidation and the September Share Capital Increase; (iv) the revocation of any further or residual authority delegated by the shareholders in the September EGM authorizing the Company to undertake further share consolidations; (v) the approval of one or more share consolidations of the Shares (the “November Proposed Share Consolidation”), each at such consolidation ratio and with such effective time as the Board may determine in its sole discretion; provided, however, that the accumulated consolidation ratio for any and all such share consolidations shall be no less than 2:1 nor greater than 250:1, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to nominal value) as the existing Shares of each class as set out in the Company’s existing amended and restated memorandum and articles of association; and (vi) the adoption of a further amended and restated memorandum of association to reflect any November Proposed Share Consolidation.

The Board has determined that the authorizations provided in the foregoing resolutions will afford the Company flexibility in its efforts to comply with Nasdaq Listing Rule 5550(a)(2), with respect to the maintenance of the minimum closing bid price of at least $1.00 per share of the Class A Ordinary Shares.

Corporate Structure

We are a Cayman Islands exempted company incorporated on March 1, 2022. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised).

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

WORK Medical Technology Group LTD Corporate Structure*

LWY GROUPLTD
British Virgin Islands, 2022
(1)
JPY GROUPLTD
British Virgin Islands, 2022
(2)
ZLW GROUPLTD
British Virgin Islands, 2022
(3)
Public Shareholders
50.43%
5.79%
5.04%
38.73%
WORK Medical Technology Group LTD
"Work Cayman"
Cayman, 2022
100%
Outside the PRC
Work Medical Technology Group Limited
"Work BVI"
British Virgin Islands, 2022
100%
Work Medical Technology Group (China) Limited
"Work Medical Technology"
Hong Kong, 2022
Inside the PRC
100%
100%
Work Age (Hangzhou) Medical Treatment Technology Co., Ltd.
"Work Age"
Hangzhou, 2022
Work RWA TECH LIMITED
Hong Kong, 2025
100%
Work (Hangzhou) Medical Treatment Technology Co., Ltd.
"Work Hangzhou"
Hangzhou, 2021
Shanghai Aikerui Medical Technology Co., Ltd.
Jianyuan Lu
Jun Ma
13.33%
17.33%
20.80%
44.20%
100%
95%
Baiming Yu
Liwei Zhang
3.35%
1.65%
Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership)
4.33%
Shanghai Saitumofei Medical Treatment Technology Co., Ltd.
"Shanghai Saitumofei"
Shanghai, 2019 (4)
Hangzhou Woli Medical Treatment Technology Co., Ltd
"Hangzhou Woli"
Hangzhou, 2022
Hangzhou Shanyou Medical Equipment Co., Ltd.
"Hangzhou Shanyou"
Hangzhou, 2002 (5)
Hangzhou Shunshunxin Material Technology Co., Ltd.
51%
49%
100%
100%
60%
25%
Huangshan Saitumofei Medical Technology Co., Ltd.
"Huangshan Saitumofei"
Huangshan, 2024
Hunan Saitumofei Medical Treatment Technology Co., Ltd.
"Hunan Saitumofei"
Changsha, 2021
Hangzhou Hanshi Medical Equipment Co., Ltd.
"Hangzhou Hanshi"
Hangzhou, 2019 (6)
Cheng Peng
Xiuwen Zhang
10%
Zhengyan He
5%
Hangzhou Youshunhe Technology Co., Ltd
"Hangzhou Youshunhe"
Hangzhou, 2023

 Notes:

*	All percentages reflect the voting ownership interests, instead of the equity interests, held by each of our shareholders, given that each holder of Class B Ordinary Shares is entitled to 20 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share.

(1)	Represents 62,500 Class B Ordinary Shares beneficially owned by Baiming Yu, the 100% owner of LWY Group LTD and the Company’s chief operating officer, as of the date of this prospectus supplement.

(2)	Represents 7,175 Class B Ordinary Shares beneficially owned by Peiyao Jin, the 100% owner of JPY Group LTD and the spouse of Shuang Wu, the Company’s chief executive officer, as of the date of this prospectus supplement.

(3)	Represents 6,250 Class B Ordinary Shares beneficially owned by Liwei Zhang, the 100% owner of ZLW Group LTD and the spouse of Baiming Yu, as of the date of this prospectus supplement.

(4)	The remaining shareholders of Shanghai Saitumofei are Jun Ma, Jianyuan Lu, Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership), and Shanghai Aikerui Medical Technology Co., Ltd., who own approximately 20.80%, 17.33%, 13.33%, and 4.33% shares of Shanghai Saitumofei, respectively.

(5)	Baiming Yu and Liwei Zhang own 3.35% and 1.65% shares of Hangzhou Shanyou, respectively, as of the date of this prospectus supplement.

(6)	The remaining shareholders of Hangzhou Hanshi are Cheng Peng, Xiuwen Zhang, and Zhengyan He, who own 25%, 10% and 5% of shares of Hangzhou Hanshi, respectively.

Permissions from the PRC Authorities

Neither we nor the PRC subsidiaries operate in an industry that prohibits or limits foreign investment. As a result, neither we nor the PRC subsidiaries are required to obtain any permission from Chinese authorities to operate, other than those permissions a domestic company in mainland China will need to engage in businesses similar to our PRC subsidiaries. As of the date of the prospectus supplement, such licenses and permissions include a Business License, Medical Device Registration Certificate, Medical Device Production Certificate, Medical Device Selling Certificate, Record Form of Medical Device Products, Certificate of Class I medical device production recordation, Certificate of Class II medical device selling recordation, Record Registration Form for Foreign Trade Business Operators and Certificate of the Customs of the People’s Republic of China on Registration of a Customs Declaration Entity. The PRC subsidiaries have obtained the above licenses and permissions to conduct their business in mainland China. See “Item 4. Information on the Company—B. Business Overview—Licenses and Permissions” in our 2024 Annual Report.

Furthermore, we believe, based on the advice of our PRC counsel, AllBright Law Offices (Fuzhou), that (i) since the Company is neither controlled by PRC entities or individuals, nor formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, the Company is not an SPV, and therefore, the M&A Rules do not apply to us, and we do not need to obtain the approval from the CSRC under the M&A Rules; (ii) as this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Administrative Measures within three working days after the completion of this offering; (iii) we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and we or the PRC subsidiaries do not possess personal information of over one million users; and (iv) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and prospects for future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is not contrary to or otherwise different from the conclusions stated above. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in our 2024 Annual Report.

The PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies. In particular, additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China. The New Administrative Rules Regarding Overseas Listings could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our 2024 Annual Report.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into force on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. In accordance with the New Trial Administrative Rules Regarding Overseas Listings, we will submit our filing application to the CSRC within three working days after the completion of this offering. On February 24, 2023, the CSRC promulgated the Confidentiality and Archives Administration Provisions, which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. Except for the filing procedures with the CSRC, as of the date of this prospectus supplement, we are not required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus supplement, neither we nor the PRC subsidiaries have received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Moreover, on December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not expect to be subject to cybersecurity review, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess personal information of over one million users. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction, or penalty in such respect. If it is determined in the future that the approval of the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the PRC subsidiaries’ operations in China, limit the PRC subsidiaries’ ability to pay dividends outside of China, limit the PRC subsidiaries’ operations, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our or the PRC subsidiaries’ business, financial condition, results of operations, and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain such approvals or a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of our securities. See “Item 3. Key Information—D. Risk Factors—Risk Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and subsequent securities offerings at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” in our 2024 Annual Report.

Additionally, our PRC subsidiaries are subject to various laws and regulations related to their operating activities. Failure to comply with these laws and regulations could cause material changes in the PRC subsidiaries’ operations. Our PRC subsidiaries are subject to fire protection laws, for example, Hangzhou Shanyou, the only PRC subsidiary that manages production lines, has not prepared the required regulatory reports in connection with fire protection laws and regulations, and, as a consequence, may be ordered to stop use of such production lines by PRC regulatory authorities. Since all of its products are manufactured by operation of such production lines, any such development could materially and adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to the PRC Subsidiaries’ Business and Industry—The PRC subsidiaries are subject to a variety of fire protection laws that could be costly for them to comply with, and they could incur liability if they fail to comply with such laws, which could adversely affect the Group as a whole” in our 2024 Annual Report. Moreover, the production lines of Hangzhou Shanyou, which were placed into service without having been subject to completion inspection and acceptance, it did not obtain a construction license prior to the commencement of construction nor undergone the completion inspection and acceptance nor did it prepare the Inspection and Acceptance Reports of Construction for the records of the competent authorities, therefore, Hangzhou Shanyou could be fined. See “Item 3. Key Information—D. Risk Factors—Risks Related to the PRC Subsidiaries’ Business and Industry—The PRC subsidiaries are subject to a variety of construction laws, and they could incur liability if they fail to comply with such laws, which could adversely affect their operations” in our 2024 Annual Report.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the M&A Rules and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the security review rules, issued by the MOFCOM that took effect in September 2011 specify that if a merger and acquisition of domestic enterprise by a foreign investor falls within the M&A safety review scope, the foreign investor shall file an application for M&A safety review to the Ministry of Commerce. The M&A safety review scope is as follows: foreign investors’ M&A of domestic military industry enterprises and military industry support enterprises, enterprises around key and sensitive military facilities, and other units which have impact on national defense security; and foreign investors’ M&A of domestic enterprises, which have impact on the national security, in fields of important agricultural products, important energy and resources, important infrastructure, important transport service, key technology and major equipment manufacturing, etc., and such M&A may result in foreign investors’ acquirement of actual control over the enterprises.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China” in our 2024 Annual Report.

In addition, on July 10, 2021, the CAC issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborate on the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data, or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the New Administrative Rules Regarding Overseas Listings, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC. When securities are issued through a phased distribution method within the authorized scope, the company shall file with the CSRC within three working days after the completion of the first issuance, stating the total number of securities to be issued. After all subsequent issuances are completed, the company shall submit a consolidated report on the issuance status to the CSRC. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as this offering is regarded as a subsequent securities offering in the same overseas market through a phased distribution method within the authorized scope under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC after the completion of the first issuance in accordance with the Trial Administrative Measures and submit a consolidated report on the issuance status to the CSRC after all subsequent issuances have been completed. On September 30, the Company submitted its filing application with respect to the Registered Direct Offering. We cannot assure you that we can complete the required filing procedures with the CSRC or receive any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure to do so would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside China, delay or restrict the repatriation of the proceeds from future capital raising activities into China or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our 2024 Annual Report. See “Risk Factors” beginning on page S-15 and “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Dividends and Other Distributions

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct all of our operations through Work Hangzhou, our wholly owned subsidiary and its subsidiaries. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our IPO and subsequent securities offerings to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business” in our 2024 Annual Report.

We have not installed any cash management policies that dictate how funds are transferred among Work Cayman and its subsidiaries, and thus, we do not have any procedures governing fund transfers. Under our current corporate structure, we rely on dividend payments from the PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in their business. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

The transfers and distributions among the Company and its subsidiaries include, as of the date of this prospectus supplement: (i) $1,340,000 of the net proceeds (which totaled approximately $2,510,000) from the Registered Direct Offering, which were sequentially transferred from the Company to Work BVI, then to Work Medical Technology, then to Work Age, then to Work Hangzhou, and finally to Hangzhou Woli; (ii) $1,000,000 of the net proceeds from our Registered Direct Offering, which were transferred directly from the Company to Hangzhou Woli; (iii) $400,000 in funds released from an escrow account for indemnification purposes during the IPO, upon the first-year anniversary of the IPO closing, which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; (iv) net proceeds in the amount of $4,389,958.10 from the Follow-on Offering, which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; (v) net proceeds in the amount of $7,373,839 from the Company’s IPO, which were transferred from the Company to Work BVI and subsequently to Work Medical Technology; and (vi) funds transferred among five PRC subsidiaries, Hangzhou Shanyou, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Work Hangzhou for operational purposes. In the fiscal year ended September 30, 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. The aggregate principal amounts of funds transferred among the PRC subsidiaries were $2,459,263, $8,262,606, and $84,234 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. Except as described above, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, as of the date of this prospectus supplement.

The PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of the PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulation on Dividend Distributions” in our 2024 Annual Report. However, none of our subsidiaries has made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus supplement. See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in our 2024 Annual Report.

The PRC subsidiaries have made no further plans to pay dividends since January 31, 2021, and do not expect to do so unless and until they have generated sufficient accumulated profits and have met the requirements for statutory reserve funds. We intend to retain all of our available funds and any future earnings after this offering and cash proceeds from overseas financing activities, including this offering, to fund the development and growth of the PRC subsidiaries’ business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

In addition, the PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Restrictions on currency exchange may limit our ability to utilize our revenue effectively” in our 2024 Annual Report.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may be subject to PRC tax” in our 2024 Annual Report.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report and in the section titled “Risk Factors” beginning on page S-15 of this prospectus.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect the PRC subsidiaries’ and our business, financial condition and results of operations and may result in the PRC subsidiaries’ inability to sustain their growth and expansion strategies.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A Ordinary Shares could significantly decline in value or become worthless.

●	Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our directors and officers named in the prospectus based on foreign laws.

●	On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe that the PRC subsidiaries are subject to cybersecurity review, because they currently engage in the manufacture and sale of medical devices and do not possess personal information of over one million users. As of the date of this prospectus supplement, neither we nor the PRC subsidiaries have been involved in any investigations on cybersecurity review initiated by the Cyberspace Administration of China, and neither we nor the PRC subsidiaries have received any warning, sanction, or penalty in such respect. Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business.

●	Our Class A Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, our principal place of business.

●	Our financial performance could be materially and adversely affected by rising costs associated with inflation and the imposition of U.S. tariffs on imports from China.

●	We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

Risks Related to the PRC Subsidiaries’ Business and Industry:

Risks and uncertainties related to the PRC subsidiaries’ business and industry include, but are not limited to, the following:

●	Failure to maintain the quality and safety of the PRC subsidiaries’ products could have a material and adverse effect on the PRC subsidiaries’ and our reputation, financial condition and results of operations.

●	The PRC subsidiaries may experience significant liability claims or complaints from customers, doctors and patients, litigation and regulatory investigations and proceedings, such as claiming in relation to medical device safety, or adverse publicity involving their products, which could adversely affect the PRC subsidiaries’ and our financial condition and results of operations.

●	The PRC subsidiaries face the risk of fluctuations in the cost, availability and quality of their raw materials, which could adversely affect their results of operations, and thus, adversely affect the Group as a whole.

●	The PRC subsidiaries do not have long-term contracts with their suppliers and the suppliers can reduce order quantities or terminate sales to the PRC subsidiaries at any time.

●	If the PRC subsidiaries fail to identify, acquire and develop other products, they may be unable to grow their business.

●	The PRC subsidiaries’ international sales are subject to a variety of risks that could adversely affect their profitability and operating results, which may adversely affect the profitability and operating results of the Group.

●	If the PRC subsidiaries fail to timely renew their medical device licenses or registration certificates, it could adversely affect the PRC subsidiaries’ and our reputation, financial condition and results of operations.

●	Disruptions in our PRC subsidiaries’ supply chain could adversely affect our PRC subsidiaries’ manufacturing capabilities and delivery timelines, as well as our results of operations.

●	Fluctuations in interest rates could increase our PRC subsidiaries’ borrowing costs and negatively impact our profitability.

Risks Relating to Our Ordinary Shares and the Trading Market

Risks and uncertainties related to our Ordinary Shares and the trading market include, but are not limited to, the following:

●	Our share price may be volatile and could decline substantially, which could result in substantial losses to our investors.

●	We may issue additional Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Ordinary Shares.

●	We currently do not expect to pay dividends on our Ordinary Shares in the foreseeable future.

●	Our chief operating officer and Liwei Zhang have substantial influence over our Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

●	A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

Risks Related to Our Capital Structure

Risks and uncertainties related to our capital structure, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

Risks Related to this Offering

Risks and uncertainties related to this offering, but are not limited to, the following:

●	We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

●	You may experience accretion or dilution as a result of this offering. You may experience dilution if we sell shares below the price at which you invest or if outstanding warrants are exercised.

●	You may experience future dilution as a result of future equity offerings.

●	A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Class A Ordinary Shares.

●	The Class A Ordinary Shares offered by this prospectus supplement will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

●	The actual number of Class A Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenue exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

As of the date of this prospectus supplement, our director and chief operating officer, Baiming Yu, beneficially owns approximately 50.43% of the aggregate voting power of our outstanding Ordinary Shares, and we are, therefore, deemed to be a “controlled company” for purposes of the Nasdaq Listing rules. In the event that the Company sells fewer than 21,489 Class A Ordinary Shares in this offering, Baiming Yu will continue to hold more than 50% of the aggregate voting power of the Company’s outstanding Ordinary Shares. In such case, we will continue to be deemed to be a controlled company. However, if the Company sells more than 21,489 Class A Ordinary Shares, Baiming Yu’s voting power will fall below 50%, and the Company will no longer be a controlled company. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Corporate Information

Our principal executive offices are located at Floor 23, No. 2 Tonghuinan Road, Hangzhou, Zhejiang Province, the PRC, and our telephone number is +86-571-82613568. Our registered office in the Cayman Islands is at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is https://www.workmedtech.com/. The information contained on our websites is not a part of this prospectus.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

The Offering

Securities Offered pursuant to this prospectus supplement:	Class A Ordinary Shares with an aggregate offering price of up to $200,000,000

Class A Ordinary Shares outstanding before this offering:	960,012

Class A Ordinary Shares outstanding after this offering

Up to 960,012 Class A Ordinary Shares, assuming the sale of 52,083,333 Class A Ordinary Shares at an assumed selling price of $3.84 per share, which was the closing price on the NASDAQ Capital Market on November 20, 2025. The actual number of Class A Ordinary Shares outstanding will vary depending on the price at which the Class A Ordinary Shares may be sold from time to time during this offering.

Manner of Offering	“At-the-market offering” that may be made from time to time by our Sales Agent. See “Plan of Distribution” on page S-31 of this prospectus supplement for more information.

Use of proceeds:	We estimate the net proceeds to us from this offering will be up to approximately $192,820,000 after deducting the commission and estimated offering expenses payable to us. We intend to use the net proceeds from this offering for our working capital and other general corporate purposes. See “Use of Proceeds” on page S-17 of this prospectus supplement.

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Class A Ordinary Shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement, on page S-1 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“WOK”

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position, or results of operations and which can also cause the market value of our Class A Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in the 2024 Annual Report, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus, together with all of the other information contained in this prospectus supplement or the accompanying prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update, or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering for our working capital and other general corporate purposes. We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our Class A Ordinary Shares to decline.

You may experience accretion or dilution as a result of this offering. You may experience dilution if we sell shares below the price at which you invest or if outstanding warrants are exercised.

The price per Class A Ordinary Share being offered may be lower than the net tangible book value per share of our outstanding Class A Ordinary Shares prior to this offering. Assuming that an aggregate of 52,083,333 Class A Ordinary Shares are sold at a price of $3.84 per share, the closing price of our Class A Ordinary Shares on The NASDAQ Capital Market on November 20, 2025, for aggregate gross proceeds of approximately $200,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate accretion of $0.07 per Class A Ordinary Share, representing the difference between the assumed offering price and our as adjusted net tangible book value as of March 31, 2025. To the extent we sell shares below the price at which new investors invest in this offering or if outstanding warrants are exercised, investors may experience dilution. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-17.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be lower than the price per share paid by investors in this offering.

A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Class A Ordinary Shares.

Sales of a substantial number of Class A Ordinary Shares in the public market following this offering could cause the market price of our Class A Ordinary Shares to decline. A substantial majority of the outstanding Class A Ordinary Shares are, and the Class A Ordinary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

The Class A Ordinary Shares offered by this prospectus supplement will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of Class A Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold by the Sales Agent after we deliver a sales notice will fluctuate based on the market price of the Class A Ordinary Shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of Class A Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

USE OF PROCEEDS

We may issue and sell Class A Ordinary Shares having aggregate sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for our working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments, or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our Ordinary Shares after this offering.

Our net tangible book value on March 31, 2025 was approximately $14,741,344,, or $14.23 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our Class A Ordinary Shares of approximately $200,000,000 in this offering at an assumed offering price of $3.84 per Class A Ordinary share, the closing price of our Class A Ordinary Shares on The NASDAQ Capital Market on November 20, 2025, and after deducting the commission and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $207,561,344,, or approximately $3.91 per Ordinary Share. This represents an immediate decrease in net tangible book value of $10.32 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of $0.07 per Ordinary Share to investors participating in this offering. The following table illustrates this accretion per Ordinary Share to investors participating in this offering:

Assumed offering price per share	$3.84
Net tangible book value per share as of March 31, 2025	$14.23
Decrease in net tangible book value per share to existing investors after giving effect to this offering	$10.32
As adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering	$3.91
Accretion in net tangible book value per share to new investors in this offering	$0.07

If the assumed offering price of $3.84 increases $1.00 to $4.84, or decreases $1.00 to $2.84, our as adjusted net tangible book value per Ordinary Share after this offering will increase $0.99 or decrease $1.00, respectively, and the accretion per Ordinary Share to new investors will decrease by $0.01 per Ordinary Share, assuming the aggregate offering price is $200,000,000, and after deducting the Sales Agent commissions and estimated offering expenses payable by us.

Because we are offering up to $200,000,000 of Class A Ordinary Shares hereunder, if the assumed offering price of $3.84 increases $1.00 to $4.84, the number of Class A Ordinary Shares offered by us will decrease to approximately 41,322,314; if the assumed offering price of $3.84 decreases $1.00 to $2.84, the number of Class A Ordinary Shares offered by us will increase to approximately 70,422,535.

The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of Class A Ordinary Shares that we offer in this offering, and other terms of this offering determined at pricing.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company—B. Business Overview” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus supplement.

Financing

Since the filing of our 2024 Annual Report, our PRC subsidiaries have entered into the below financing agreements with banks to finance their operations:

1. A working capital loan agreement was entered into between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank dated July 9, 2025. The loan principal is RMB5 million, with an interest rate of 3.60% per annum. The loan matures on July 8, 2026. Hangzhou Shanyou intends to fully repay the loan by July 8, 2026.

2. A working capital loan agreement was entered into between Hangzhou Woli and China CITIC Bank dated June 5, 2025. The loan principal is RMB14 million, with an interest rate of 4.20% per annum. The loan matures on December 27, 2025. Hangzhou Woli intends to fully repay the loan by December 27, 2025.

3. A working capital loan agreement was entered into between Hangzhou Woli and China CITIC Bank dated June 4, 2025. The loan principal is RMB14 million, with an interest rate of 4.20% per annum. The loan matures on December 27, 2025. Hangzhou Woli intends to fully repay the loan by December 27, 2025.

4. A working capital loan agreement was entered into between Hangzhou Woli and China CITIC Bank dated May 30, 2025. The loan principal is RMB14 million, with an interest rate of 4.20% per annum. The loan matures on December 27, 2025. Hangzhou Woli intends to fully repay the loan by December 27, 2025.

Legal Proceedings

Since the filing of our 2024 Annual Report, there was one legal proceeding filed against our subsidiary, Hangzhou Shanyou, which entity has been named as the defendant in a legal action brought by Honghe Capital Co., Ltd. (“Honghe Capital”) for alleged failure to fulfill its obligations under a sales agreement. Honghe Capital is seeking the repayment of RMB1,824,757.94. The case was heard by a court in Zhejiang Province, the PRC, on July 23, 2025, and a judgment is currently pending.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act of the Cayman Islands (the “Companies Act”).

The following is a summary of the Company’s existing amended and restated memorandum and articles of association (the “Articles”).

Our authorized share capital is US$100,000,000 divided into 1,600,000,000 Class A Ordinary Shares of par value US$0.05 each and 400,000,000 Class B Ordinary Shares of par value US$0.05 each. As of the date of this prospectus supplement, 960,012 Class A Ordinary Shares and 75,925 Class B Ordinary Shares were issued and outstanding.

We were incorporated as an exempted company with limited liability under the Companies Act on March 1, 2022. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

Under our Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

As of the date of this prospectus supplement, all of our issued and outstanding Ordinary Shares are fully paid up and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Voting Rights

A shareholder may participate in a general meeting in person, by proxy or through the medium of conference telephone, video or any other form of communications equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present, in person or by proxy, who individually or together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. On a show of hands, every shareholder shall have one vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Each holder of Class A Ordinary Shares, on a poll, is entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares, on a poll, is entitled to exercise 20 votes for each Class B Ordinary Share he or she holds on any and all matters.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

As a matter of Cayman Islands law and in accordance with our Articles, (i) an ordinary resolution requires the affirmative vote of a simple majority of votes cast by shareholders who, being entitled to do so, attend in person or by proxy and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of at least two-thirds of votes cast by shareholders who, being entitled to do so, attend in person or by proxy and vote at a general meeting of the company. Our Articles also allow ordinary resolutions and special resolutions to be passed by a unanimous written resolution of all of the company’s shareholders.

Under Cayman Islands law and our Articles, some matters, such as amending the memorandum and articles of association, changing the Company’s name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 5 clear days’ notice of an extraordinary general meeting and 5 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles of association.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided for by the rights attached to a share, no dividend or other monies payable by the us in respect of a share shall bear interest.

Transfer of Ordinary Shares

A shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in writing and in any usual or common form or such other form as the directors may, in their absolute discretion, approve:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid or if so required by the directors, by or on behalf of that shareholder and the transferee.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that is not fully paid up or on which the Company has a lien.

The directors may also, but are not required to, decline to register any transfer of any Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Ordinary Shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

(e)	the Ordinary Shares transferred are fully paid up and free of any lien in favor of the Company; and

(f)	any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares listed on Nasdaq, because the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with VStock Transfer LLC. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the systems of the Depository Trust Company, or DTC.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year as our board may determine.

Winding Up; Liquidation

Upon the winding up of our Company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our Company available for distribution as determined by the liquidator. The shareholders may, subject to our Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. Our board of directors may deduct from a dividend or any other amount payable to a person in respect of an Ordinary Share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share.

Redemption of Shares, Repurchase and Surrender of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

1.	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

2.	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

3.	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding.

Conversion Rights

Each Class B Ordinary Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one fully paid and non-assessable Class A Ordinary Share.

The directors shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. Shareholders and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our Company is being wound-up, may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Articles authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of the memorandum and articles of association, register of mortgages and charges, and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Pursuant to our articles of association, shareholders will not have any right to inspect any account or book or document of the Company except as conferred by Companies Act or as authorized by our directors or by an ordinary resolution of our shareholders.

In any event, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Changes in Capital

Subject to the Companies Act, our shareholders may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of its paid up shares into stock and reconvert the stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Articles; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, and, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four months’ period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act and our articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our articles of association may only be amended by special resolution of our shareholders.

Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “WOK.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer LLC. VStock Transfer LLC’s address is 18 Lafayette Pl, Woodmere, NY 11598.

History of Share Capital

The Company is a Cayman Islands exempted company incorporated on March 1, 2022. Work BVI is our wholly-owned subsidiary formed in the British Virgin Islands on March 15, 2022. Work Medical Technology is Work BVI’s wholly-owned subsidiary formed in Hong Kong on April 19, 2022. WFOE, is Work Medical Technology’s wholly-owned subsidiary formed in Hangzhou on April 28, 2022. Work Hangzhou is WFOE’s wholly-owned subsidiary formed in Hangzhou on November 10, 2021.

On April 6, 2023, the shareholders of the Company unanimously passed resolutions effecting the subdivision of the Company’s authorized and issued share capital and the adoption of the amended and restated memorandum of association, pursuant to which, (1) the Company effectuated a 1:2000 share subdivision, whereupon the Company’s authorized share capital was amended from US$50,000 divided into 50,000 shares of par value US$1.00 each to US$50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and (2) immediately after the share subdivision, the shareholders voluntarily surrendered, on a pro rata basis, a total of 87,500,000 ordinary shares of a par value of $0.0005 each, after which, the Company had an aggregate of 12,500,000 ordinary shares issued and outstanding.

On August 22, the Company filed a current report on Form 6-K, which included the meeting notice and proxy statement for the EGM as an exhibit, relating to the proposed Share Consolidations and Share Capital Increase to be considered at the EGM. See “—EGM Regarding Potential Share Consolidations and Share Capital Increase.”

IPO in August 2024

On August 26, 2024, the Company closed its IPO of 2,000,000 ordinary shares at a price of $4.00 per share. On August 28, 2024, the underwriter for the IPO exercised its over-allotment option, in part, to purchase an additional 91,942 ordinary shares at a price of $4.00 per ordinary share. The total net proceeds received from the IPO, including proceeds from the exercise of the over-allotment option, were $7,373,839.

Dual Class Restructuring in February 2025

On February 5, 2025, at the 2024 AGM of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-designate and re-classify the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the share re-designation and re-classification, and the terms of the re-designated and re-classified shares of the Company. As a result, immediately following the 2024 AGM, the Company’s authorized share capital was increased, and re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each, with each Class A Ordinary Share entitled to one vote on matters to be decided by way of a poll, and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each, with each Class B Ordinary Share entitled to 20 votes on matters to be decided by way of a poll. On April 8, 2025, the Company issued 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to three shareholders, LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, and repurchased a corresponding number of Class A Ordinary Shares from such shareholders.

Underwritten Follow-on Offering in May 2025

On May 22, 2025, the Company closed an underwritten follow-on offering and sale of 10,000,000 ordinary units, with each ordinary unit consisting of (i) one Class A Ordinary Share, (ii) one Series A warrant to purchase one Class A Ordinary Share, and (iii) one Series B warrant to purchase one Class A Ordinary Share. Each ordinary unit was priced at $0.50. The Company generated gross proceeds of $5,000,000, before deducting underwriting discounts, non-accountable expense allowance, and offering expenses payable by the Company.

Registered Direct Offering in September 2025

On September 25, 2025, the Company entered into a securities purchase agreement with a certain institutional investor named therein, pursuant to which, the Company agreed to issue and sell, in the Registered Direct Offering: (i) 22,055,096 Class A Ordinary Shares; and (ii) Pre-Funded Warrants to purchase 16,944,238 Class A Ordinary Shares. The purchase price for each Class A Ordinary Share was $0.075 and the purchase price for each Pre-Funded Warrant was $0.075. The Company received approximately $2.9 million in gross proceeds from such transaction, before deducting placement agent fees and estimated offering expenses.

Share Consolidation and Share Capital Increase in September 2025

During the September EGM, the shareholders passed certain resolutions with respect to: (i) the September Proposed Share Consolidations; (ii) the September Proposed Share Capital Increase; and (iii) the adoption of an amended and restated memorandum of association to reflect the September Proposed Share Consolidations and/or the September Proposed Share Capital Increase.

On September 29, 2025, the Board passed certain resolutions with respect to (i) the September Share Consolidation; (ii) the September Share Capital Increase; and (iii) the adoption of an amended and restated memorandum of association in substitution for, and to the exclusion of, the Company’s then existing memorandum of association, to reflect the September Share Consolidation and the September Share Capital Increase.

Extraordinary General Meeting of Shareholders in November 2025

During the November EGM, the shareholders passed certain resolutions with respect to: (i) the November Share Capital Increase; (ii) the adoption of an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, the Company’s then existing memorandum and articles of association, to reflect the November Share Capital Increase; (iii) the ratification of the September Share Consolidation and the September Share Capital Increase; (iv) the revocation of any further or residual authority delegated by the shareholders in the September EGM authorizing the Company to undertake further share consolidations; (v) the November Proposed Share Consolidation; and (vi) the adoption of a further amended and restated memorandum of association to reflect any November Proposed Share Consolidation.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of November 20, 2025, with the Sales Agent, under which we may offer and sell our Class A Ordinary Shares from time to time to or through the Sales Agent, acting as our agent. Sales of Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act. If we and the Sales Agent agree on any method of distribution other than sales of Class A Ordinary Shares into the NASDAQ Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will offer our Class A Ordinary Shares subject to the terms and conditions of the Sales Agreement. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the Class A Ordinary Shares requested to be sold by us. The Sales Agent or we may suspend the offering of our Class A Ordinary Shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party.

Under the terms of the Sales Agreement, we may also sell our Class A Ordinary Shares to the Sales Agent, as principal for its own account, at a price negotiated at the time of sale. If we sell shares in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The Sales Agent will receive commissions for its services in acting as agent in the sale of our Class A Ordinary Shares of 3.5% of the gross proceeds of any Class A Ordinary Shares sold under the Sales Agreement. We have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses, including attorneys’ fees, in an amount not to exceed $100,000, which amount is included in the estimated total expenses for this offering. In addition, we have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses related to maintenance of the Sales Agreement (including, but not limited to, the Sales Agent’s transaction costs and the reasonable and documented fees and expenses of counsel to the Sales Agent, including the legal fee of the Sales Agent’s counsel of $5,000 for each Representation Date (as defined in Section 7(m) in the Sales Agreement) (and in no event an amount more than $14,000 per fiscal year)). Furthermore, we have agreed to, to the extent we continue to desire to sell Class A Ordinary Shares pursuant to the Sales Agreement, reimburse the Sales Agent for its expenses (including but not limited to the reasonable fees and documented out-of-pocked costs and expenses of counsel to the Sales Agent, including legal fee to the Sales Agent’s counsel of up to $10,000) for each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the Class A Ordinary Shares offered in this offering and/or an amendment of the Sales Agreement). We estimate that the total expenses for this offering, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $180,000.

Settlement for sales of Class A Ordinary Shares will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

In connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering will terminate upon the earlier of (1) the issuance and sale of all of our Class A Ordinary Shares covered by this prospectus supplement, and (2) the termination of the Sales Agreement as permitted therein.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed with the SEC on a Current Report on Form 6-K.

Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “WOK.”

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Certain legal matters governed by the U.S. federal securities law and New York State law will be passed upon for us by Hunter Taubman Fischer & Li, LLC. iTKG Law LLC is counsel to the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2024, 2023, and 2022 incorporated herein by reference to the 2024 Annual Report have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on February 14, 2025;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on March 5, 2025, April 11, 2025, May 22, 2025, August 1, 2025, August 22, 2025, August 25, 2025, September 12, 2025, September 29, 2025, October 21, 2025, October 21, 2025, November 7, 2025, and November 7, 2025;

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on August 20, 2024, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to:

WORK Medical Technology Group LTD

Address: Floor 23, No. 2 Tonghuinan Road, Xiaoshan District, Hangzhou City

Zhejiang Province, The People’s Republic of China

Tel: +86-571-82613568

Attention: ir@workmedtech.com, Company Contact Person

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a different body of securities laws as compared to the United States and these securities laws provide less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated. Currently, all of the operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Most of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

AllBright Law Offices (Fuzhou), our counsel as to PRC law, has advised us, that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, AllBright Law Offices (Fuzhou), that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security, or public interest after review. However, currently, mainland China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

In addition, our investors may incur additional costs and face procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. To enforce a judgment of the United States in Hong Kong, it must be a final judgment rendered conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court, as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law of Hong Kong permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action, since the judgment may be regarded as creating a debt between the parties to such action. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. A foreign judgment of the United States predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong but will be subject to the conditions with regard to enforcement of such judgments being met, including but not limited to the foregoing requirements.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Sole Placement Agent

AC Sunshine Securities LLC

The date of this prospectus supplement is November 21, 2025

PROSPECTUS

WORK Medical Technology Group LTD

$300,000,000 of Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

This is an offering of the securities of WORK Medical Technology Group LTD, a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Class A ordinary shares of par value US$0.0005 each (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market, or “Nasdaq,” under the symbol “WOK.” On August 27, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.80 per share. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of August 28, 2025, was approximately $47,309,536, which was calculated based on 56,999,442 Class A Ordinary Shares held by non-affiliates and the price of $0.83 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on July 24, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 13 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” on page 11, and “Prospectus Summary—Implications of Being a Foreign Private Issuer” on page 11.

As of the date of this prospectus, the Company has 56,999,442 Class A Ordinary Shares with one vote each on all matters to be decided by way of a poll (56,999,442 votes) and 7,592,500 Class B ordinary shares, par value $0.0005 per share (each, a “Class B Ordinary Share,” and, collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) with 20 votes each on all matters to be decided by way of a poll (151,850,000 votes), totaling 208,849,442 votes that may be cast on a poll. Our director and chief operating officer, Baiming Yu, beneficially owns 6,250,000 Class B Ordinary Shares, representing 125,000,000 votes on matters to be decided by way of a poll and approximately 59.85% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Summary—Implications of Being a Controlled Company” on page 12. For more information about risks relating to “controlled company,” see “Item 3. Key Information—D. Risk Factors—Risks Relating to our Ordinary Shares and the Trading Market—Our Chief Operating Officer and Liwei Zhang have substantial influence over our Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions” in our 2024 Annual Report.

The securities offered in this prospectus are securities of our Cayman Islands holding company, which has no operations of its own and conducts all of its operations through the PRC subsidiaries, namely, Work (Hangzhou) Medical Treatment Technology Co., Ltd. (“Work Hangzhou”), our wholly owned subsidiary, and its subsidiaries, Hangzhou Shanyou Medical Equipment Co., Ltd. (“Hangzhou Shanyou”), Shanghai Chuqiang Medical Equipment Co., Ltd. (“Shanghai Chuqiang”), Hangzhou Hanshi Medical Equipment Co., Ltd. (“Hangzhou Hanshi”), Hangzhou Woli Medical Treatment Technology Co., Ltd. (“Hangzhou Woli”), Shanghai Saitumofei Medical Treatment Technology Co., Ltd. (“Shanghai Saitumofei”), Huangshan Saitumofei Medical Technology Co., Ltd. (“Huangshan Saitumofei”), and Hunan Saitumofei Medical Treatment Technology Co., Ltd. (“Hunan Saitumofei”). The operations of the PRC subsidiaries could affect other parts of our business. Investors in our Class A Ordinary Shares should be aware that they will not directly hold equity interests in the PRC subsidiaries, but rather are purchasing equity solely in WORK Medical Technology Group LTD, a Cayman Islands exempted company, which indirectly owns 100% equity interests in such PRC subsidiaries.

In addition, as we conduct all of our operations through the PRC subsidiaries in China, we and the PRC subsidiaries are subject to legal and operational risks associated with being based in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in the PRC subsidiaries’ operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we or the PRC subsidiaries are directly subject to these regulatory actions or statements, as neither we nor the PRC subsidiaries have implemented any monopolistic behavior, and the PRC subsidiaries’ business does not implicate cybersecurity, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess the personal information of over one million users, nor are we or the PRC subsidiaries involved in any type of restricted industries. On September 8, 2006, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) which was jointly adopted by six PRC regulatory agencies came into effect. The M&A Rules include, among other things, provisions that purport to require that offshore special purpose vehicles (each, an “SPV”) that are controlled by PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to the listing and trading of any such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. Since the Company is neither controlled by PRC entities or individuals, nor formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, we believe, as advised by our PRC counsel, AllBright Law Offices (Fuzhou), that the Company is not an SPV, and, therefore, the M&A Rules do not apply to us, and we do not need to obtain the approval from the CSRC under the M&A Rules. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore SPVs. Furthermore, on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”) issued by the CSRC came into force. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC. When securities are issued through a phased distribution method within the authorized scope, the company shall file with the CSRC within three working days after the completion of this offering, stating the total number of securities to be issued. After all subsequent issuances are completed, the company shall submit a consolidated report on the issuance situation to the CSRC. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. We believe, based on the advice of our PRC counsel, AllBright Law Offices (Fuzhou), that (i) as this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Administrative Measures with respect to this offering, and we will submit our filing application to the CSRC within three working days after the completion of the first issuance of this offering; (ii) neither we nor the PRC subsidiaries are subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), pursuant to the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, since the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess personal information of over one million users; and (iii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC subsidiaries’ business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations;” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our 2024 Annual Report.

However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the PRC subsidiaries’ daily business operations, the ability to accept foreign investments and list on an U.S. exchange. Moreover, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws or regulations or implementing rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. Although the Company is currently not required to obtain permission or approval from any of the PRC central or local governmental authorities, except for completing the filing procedures with the CSRC, and it has not received any denial to list on a U.S. exchange, the PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the PRC subsidiaries or our industry or by intervention or interruption by PRC governmental authorities, if we or the PRC subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we or the PRC subsidiaries are required to obtain such permissions or approvals in the future, or (iv) due to any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors” beginning on page 13 and “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Moreover, the Chinese government may exert substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A Ordinary Shares could decline in value significantly or become worthless. See “Item 3. Key Information—D. Risk Factors—Risk Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and subsequent securities offerings at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” in our 2024 Annual Report.

In addition, although Work Medical Technology Group (China) Limited (“Work Medical Technology”), our Hong Kong subsidiary, is an investment holding company, the legal and operational risks associated with operating in mainland China may also apply to the future activities (if any) in Hong Kong of Work Medical Technology, to the extent that they are made applicable to such entity and its anticipated operations. Work Medical Technology, as of the date of this prospectus, has yet to commence operations, and is expected to be limited to operating as an investment holding company in the future without any substantive or data-related operations in Hong Kong. However, such operations may be affected if Hong Kong adopts rules, regulations or policy guidance with respect to currency exchange control. Furthermore, as of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2024 Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiary, Work Medical Technology. However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to Work Medical Technology due to changes in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on Work Medical Technology, as relevant authorities may impose fines and penalties upon Work Medical Technology, delay or restrict the repatriation of the proceeds from this offering into mainland China and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or in extreme cases, become worthless.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“the HFCA Act”), if the PCAOB is unable to inspect our auditors for two consecutive years. As a result, an exchange may determine to delist our securities. Pursuant to the HFCA Act, if the PCAOB is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years, as was formerly required under the HFCA Act before such amendment, to two consecutive years. According to the Consolidated Appropriations Act, any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our former auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included in the 2024 Annual Report, was based in the U.S. and registered with the PCAOB during the time it served as our independent auditor. On July 29, 2025, the Company appointed HTL International, LLC as its independent registered public accounting firm in place of WWC, P.C., effective on July 30, 2025. HTL International, LLC is headquartered in Houston, Texas, and has been inspected by the PCAOB on a regular basis. However, recently developments with respect to audits of China-based companies, create uncertainty about the ability of our auditor, to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), which sets out specific arrangements on conducting inspections and investigations over relevant audit firms within the jurisdiction of the PRC and the U.S, including the audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two” in our 2024 Annual Report.

As a holding company, we may rely on dividends and other distributions on equity paid by the PRC subsidiaries for our cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of the PRC subsidiaries have made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

The transfers and distributions among the Company and its subsidiaries include, as of the date of this prospectus: (i) net proceeds in the amount of $7,373,839 from our initial public offering (the “IPO”), which were transferred from the Company to Work Medical Technology Group Limited, our wholly-owned subsidiary in British Virgin Islands (“Work BVI”), and subsequently to Work Medical Technology; (ii) net proceeds in the amount of $4,389,958.10 from our follow-on underwritten offering completed in May 2025 (the “Follow-on Offering”), which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; and (iii)  funds transferred among five PRC subsidiaries, Hangzhou Shanyou, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Work Hangzhou for operational purposes. In the fiscal year ended September 30, 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. The aggregate principal amounts of funds transferred among the PRC subsidiaries were $2,459,263, $8,262,606, and $84,234 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. Except as described above, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, as of the date of this prospectus.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August [●], 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws, regulations and rules, of “China” or the “PRC,” it refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China” or the “PRC” or “Chinese,” it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China;

●	“Class I medical device” are to a medical device with a low level of risks and whose safety and effectiveness can be ensured through routine administration, pursuant to the Regulations on the Supervision and Administration of Medical Devices (as amended in 2021) (the “2021 Medical Device Regulation”);

●	“Class II medical device” are to a medical device with moderate risks that must be strictly controlled and regulated to ensure its safety and effectiveness, pursuant to the 2021 Medical Device Regulation;

●	“Class III medical device” are to a medical device with relatively high risks that must be strictly controlled and regulated through special measures to ensure its safety and effectiveness, pursuant to the 2021 Medical Device Regulation;

●	“Class A Ordinary Shares” are to the Company’s Class A ordinary shares, par value US$0.0005 per share;

●	“Class B Ordinary Shares” are to the Company’s Class B ordinary shares, par value US$0.0005 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“FDA” are to the U.S. Food and Drug Administration;

●	“Group” are to the WORK Medical Technology Group LTD, Work Medical Technology Group Limited, and the PRC subsidiaries, collectively;

●	“Hangzhou Hanshi” are to Hangzhou Hanshi Medical Equipment Co., Ltd.;

●	“Hangzhou Shanyou” are to Hangzhou Shanyou Medical Equipment Co., Ltd.;

●	“Hangzhou Woli” are to Hangzhou Woli Medical Treatment Technology Co., Ltd.;

●	“Hangzhou Youshunhe” are to Hangzhou Youshunhe Technology Co., Ltd.;

●	“Huangshan Saitumofei” are to Huangshan Saitumofei Medical Technology Co., Ltd.;

●	“Hunan Saitumofei” are to Hunan Saitumofei Medical Treatment Technology Co., Ltd.;

●	“mainland China” or “Chinese mainland” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus, the special administrative regions of Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Nasdaq” are to the Nasdaq Capital Market;

●	“Ordinary Shares” are to the Company’s Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“PRC subsidiaries” are to Work Hangzhou, Hangzhou Shanyou, Shanghai Chuqiang, Hangzhou Hanshi, Hangzhou Woli, Hangzhou Youshunhe, Shanghai Saitumofei, and Hunan Saitumofei, collectively;

●	“RMB” or the “Renminbi” are to the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Shanghai Chuqiang” are to Shanghai Chuqiang Medical Equipment Co., Ltd.;

●	“Shanghai Saitumofei” are to Shanghai Saitumofei Medical Treatment Technology Co., Ltd.;

●	“US$,” “USD,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“Work BVI” are to Work Medical Technology Group Limited;

●	“WFOE” or “Work Age” are to Work Age (Hangzhou) Medical Treatment Technology Co., Ltd, which is a limited liability company formed in China; and

●	“Work Hangzhou” are to Work (Hangzhou) Medical Treatment Technology Co., Ltd.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Investors are cautioned that you are buying securities of a Cayman Islands holding company with no operations of its own that holds 100% of the shares of a China-based operating company.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements, and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Overview

We are a holding company incorporated in the Cayman Islands as an exempted company. As a holding company with no material operations of our own, we conduct all of our operations through our operating entities established in the PRC, primarily Work Hangzhou, our wholly owned subsidiary, and its subsidiaries. The operations of our PRC subsidiaries could affect other parts of our business.

We are a supplier of medical devices in China. We develop and manufacture Class I and II medical devices and sell Class I and II disposable medical devices through operating subsidiaries in China. The PRC subsidiaries’ products include, to name a few, medical face masks, artery compression tourniquets for bleeding control, disposable breathing circuits for delivering oxygen and anesthetic gases, laryngeal mask airways for keeping patients’ airways open during anesthesia and endotracheal tubes for keeping the trachea open for air to get to the lungs.

The PRC subsidiaries have Class I, II, and III disposable medical device qualifications, including filing certificates for Class I products and registration certificates for Class II products, and medical device production and operation licenses in China. For more information about the qualifications, please refer to “Item 4. Information on the Company—B. Business Overview—Manufacturing—Certification of Production and Products” in our 2024 Annual Report.

The PRC subsidiaries have been providing medical devices to hospitals, pharmacies, and medical institutions since 2002. The PRC subsidiaries currently have a total of 21 medical devices in their product portfolio. All of them are sold domestically, and 15 of them are sold internationally.

In the Chinese market, the PRC subsidiaries’ products are sold in 34 provincial-level administrative regions. Internationally, the products are exported to more than 30 countries in Asia, Africa, Europe, North America, South America, and Oceania. In the meantime, the PRC subsidiaries have established a strict quality management system. The PRC subsidiaries have 17 products that have passed the inspections administered by local authorities in Zhejiang province and obtained the registration certificates. The PRC subsidiaries have also received international “CE” certification and ISO 13485 system certification. Furthermore, the PRC subsidiaries have registered with the FDA for 17 products.

Recent Development

Dual Class Restructuring

On February 5, 2025, at the 2024 annual general meeting of shareholders (the “2024 AGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-designate and re-classify the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the share re-designation and re-classification, and the terms of the re-designated and re-classified shares of the Company. As a result, immediately following the 2024 AGM, the Company’s authorized share capital was increased (the “Share Capital Increase”), and re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each, with each Class A Ordinary Share entitled to one vote on matters to be decided by way of a poll, and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each, with each Class B Ordinary Share entitled to 20 votes on matters to be decided by way of a poll (the “Share Capital Reorganization”). On April 8, 2025, the Company issued 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to three shareholders, LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, and repurchased a corresponding number of Class A Ordinary Shares from such shareholders (the “Share Issuance and Repurchase,” and together with the Share Capital Increase and the Share Capital Reorganization, the “Dual Class Restructuring”).

Underwritten Follow-on Offering in May 2025

On May 22, 2025, the Company closed an underwritten follow-on offering and sale of 10,000,000 ordinary units, with each ordinary unit consisting of (i) one Class A Ordinary Share, (ii) one Series A warrant to purchase one Class A Ordinary Share, and (iii) one Series B warrant to purchase one Class A Ordinary Share. Each ordinary unit was priced at $0.50. The Company generated gross proceeds of $5,000,000 from such transaction, before deducting underwriting discounts, non-accountable expense allowance, and offering expenses payable by the Company. As of the date of this prospectus, the Company has transferred net proceeds in the amount of $4,389,958.10 from the offering through Work BVI to Work Medical Technology, and the entire amount has been fully utilized. On May 27, the Company submitted its filing application with respect to the offering to the CSRC, in compliance with the Trial Administrative Measures.

Extraordinary General Meeting of Shareholders in September 2025

The Company has notified its current shareholders that it will be holding an extraordinary general meeting of shareholders on September 12, 2025 (the “EGM”). The EGM will be held for the shareholders to consider and, if thought fit, pass certain resolutions with respect to: (i) one or more share consolidations of all of the authorized, issued, and outstanding shares (collectively, the “Shares”) of the Company, each at such consolidation ratio and with such effective time as the board of directors of the Company (the “Board”) may determine in its sole discretion (together, the “Share Consolidations”, and each, a “Share Consolidation”); provided however, that the accumulated consolidation ratio for any and all such Share Consolidations shall be no less than 2:1 nor greater than 250:1, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to nominal value) as the existing Shares of each class as set out in the Company’s current amended and restated memorandum and articles of association; (ii) an increase in the Company’s authorized share capital from US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each, and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each, to a maximum of US$10,000,000 divided into Class A Ordinary Shares and Class B Ordinary Shares, in each case, of the then current par value as a result of the Share Consolidation(s) (if any) at a ratio of four Class A Ordinary Shares for every one Class B Ordinary Share (the “Share Capital Increase”); such Share Capital Increase to be conditional upon approval by the Board, in its sole discretion, and to take effect on such date as the Board may determine, at any time within one year from the date of the EGM; and (iii) the adoption of a further amended and restated memorandum of association to reflect the relevant Share Consolidation and/or the Share Capital Increase.

The Board has determined that the authorizations provided in such resolutions, if adopted, will afford the Company flexibility in its efforts to comply with Nasdaq Listing Rule 5550(a)(2), with respect to the maintenance of the minimum closing bid price of at least $1.00 per share of the Class A Ordinary Shares. The adoption of the foregoing resolutions is subject to shareholder approval, and there can be no assurance that such approval will be obtained.

Corporate Structure

We are a Cayman Islands exempted company incorporated on March 1, 2022. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised).

The following diagram illustrates our corporate structure as of the date of this prospectus.

WORK Medical Technology Group LTD Corporate Structure*

LWY GROUP LTD British Virgin Islands, 2022 (1)
JPY GROUP LTD British Virgin Islands, 2022 (2)
ZLW GROUP LTD British Virgin Islands, 2022 (3)
Public Shareholders
59.85%
6.87%
5.99%
27.29%
WORK Medical Technology Group LTD "Work Cayman" Cayman, 2022
100%
Outside the PRC
Work Medical Technology Group Limited "Work BVI" British Virgin Islands, 2022
100%
Work Medical Technology Group (China) Limited "Work Medical Technology" Hong Kong, 2022
Inside the PRC
100%
Work Age (Hangzhou) Medical Treatment Technology Co., Ltd. "Work Age" Hangzhou, 2022
100%
Work (Hangzhou) Medical Treatment Technology Co., Ltd. "Work Hangzhou" Hangzhou, 2021
Shanghai Aikerui Medical Technology Co., Ltd.
Jianyuan Lu
Jun Ma
13.33%
17.33%
20.80%
44.20%
Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership)
4.33%
Shanghai Saitumofei Medical Treatment Technology Co., Ltd. "Shanghai Saitumofei" Shanghai, 2019 (4)
100%
Hangzhou Woli Medical Treatment Technology Co., Ltd "Hangzhou Woli" Hangzhou, 2022
95%
Baiming Yu
Liwei Zhang
3.35%
1.65%
Hangzhou Shanyou Medical Equipment Co., Ltd. "Hangzhou Shanyou" Hangzhou, 2002 (5)
Hangzhou Shunshunxin Material Technology Co., Ltd.
51%
49%
100%
Huangshan Saitumofei Medical Technology Co., Ltd. "Huangshan Saitumofei" Huangshan, 2024
100%
Hunan Saitumofei Medical Treatment Technology Co., Ltd. "Hunan Saitumofei" Changsha, 2021
100%
Shanghai Chuqiang Medical Equipment Co., Ltd. "Shanghai Chuqiang" Shanghai, 2018
60%
Hangzhou Hanshi Medical Equipment Co., Ltd. "Hangzhou Hanshi" Hangzhou, 2019 (6)
25%
Cheng Peng
Xiuwen Zhang
10%
5%
Zhengyan He
Hangzhou Youshunhe Technology Co., Ltd "Hangzhou Youshunhe" Hangzhou, 2023

Notes:

*	All percentages reflect the voting ownership interests, instead of the equity interests, held by each of our shareholders, given that each holder of Class B Ordinary Shares is entitled to 20 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share.
(1)	Represents 6,250,000 Class B Ordinary Shares beneficially owned by Baiming Yu, the 100% owner of LWY Group LTD and the Company’s chief operating officer, as of the date of this prospectus.
(2)	Represents 717,500 Class B Ordinary Shares beneficially owned by Peiyao Jin, the 100% owner of JPY Group LTD and the spouse of Shuang Wu, the Company’s chief executive officer, as of the date of this prospectus.
(3)	Represents 625,000 Class B Ordinary Shares beneficially owned by Liwei Zhang, the 100% owner of ZLW Group LTD and the spouse of Baiming Yu, as of the date of this prospectus.
(4)	The remaining shareholders of Shanghai Saitumofei are Jun Ma, Jianyuan Lu, Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership), and Shanghai Aikerui Medical Technology Co., Ltd., who own approximately 20.80%, 17.33%, 13.33%, and 4.33% shares of Shanghai Saitumofei, respectively.
(5)	Baiming Yu and Liwei Zhang own 3.75% and 1.35% shares of Hangzhou Shanyou, respectively, as of the date of this prospectus.
(6)	The remaining shareholders of Hangzhou Hanshi are Cheng Peng, Xiuwen Zhang, and Zhengyan He, who own 25%, 10% and 5% of shares of Hangzhou Hanshi, respectively.

Permissions from the PRC Authorities

Neither we nor the PRC subsidiaries operate in an industry that prohibits or limits foreign investment. As a result, neither we nor the PRC subsidiaries are required to obtain any permission from Chinese authorities to operate, other than those permissions a domestic company in mainland China will need to engage in businesses similar to our PRC subsidiaries’. As of the date of the prospectus, such licenses and permissions include a Business License, Medical Device Registration Certificate, Medical Device Production Certificate, Medical Device Selling Certificate, Record Form of Medical Device Products, Certificate of Class I medical device production recordation, Certificate of Class II medical device selling recordation, Record Registration Form for Foreign Trade Business Operators and Certificate of the Customs of the People’s Republic of China on Registration of a Customs Declaration Entity. The PRC subsidiaries have obtained the above licenses and permissions to conduct their business in mainland China. See “Item 4. Information on the Company—B. Business Overview—Licenses and Permissions” in our 2024 Annual Report.

Furthermore, we believe, based on the advice of our PRC counsel, AllBright Law Offices (Fuzhou), that (i) since the Company is neither controlled by PRC entities or individuals, nor formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, the Company is not an SPV, and therefore, the M&A Rules do not apply to us, and we do not need to obtain the approval from the CSRC under the M&A Rules; (ii) as this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Administrative Measures within three working days after the completion of the first issuance of this offering; (iii) we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and we or the PRC subsidiaries do not possess personal information of over one million users; and (iv) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and prospects for future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is not contrary to or otherwise different from the conclusions stated above. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in our 2024 Annual Report.

The PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies. In particular, additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China. The New Administrative Rules Regarding Overseas Listings could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our 2024 Annual Report.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into force on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. In accordance with the New Trial Administrative Rules Regarding Overseas Listings, we will submit our filing application to the CSRC within three working days after the completion of the first issuance of this offering. On February 24, 2023, the CSRC promulgated the Confidentiality and Archives Administration Provisions, which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. Except for the filing procedures with the CSRC, as of the date of this prospectus, we are not required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, neither we nor the PRC subsidiaries have received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Moreover, on December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not expect to be subject to cybersecurity review, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess personal information of over one million users. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction, or penalty in such respect. If it is determined in the future that the approval of the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the PRC subsidiaries’ operations in China, limit the PRC subsidiaries’ ability to pay dividends outside of China, limit the PRC subsidiaries’ operations, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our or the PRC subsidiaries’ business, financial condition, results of operations, and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain such approvals or a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of our securities. See “Item 3. Key Information—D. Risk Factors—Risk Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and subsequent securities offerings at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” in our 2024 Annual Report.

Additionally, our PRC subsidiaries are subject to various laws and regulations related to their operating activities. Failure to comply with these laws and regulations could cause material changes in the PRC subsidiaries’ operations. Our PRC subsidiaries are subject to fire protection laws, for example, Hangzhou Shanyou, the only PRC subsidiary that manages production lines, has not prepared the required regulatory reports in connection with fire protection laws and regulations, and, as a consequence, may be ordered to stop use of such production lines by PRC regulatory authorities. Since all of its products are manufactured by operation of such production lines, any such development could materially and adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to the PRC Subsidiaries’ Business and Industry—The PRC subsidiaries are subject to a variety of fire protection laws that could be costly for them to comply with, and they could incur liability if they fail to comply with such laws, which could adversely affect the Group as a whole” in our 2024 Annual Report.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the M&A Rules and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the security review rules, issued by the MOFCOM that took effect in September 2011 specify that if a merger and acquisition of domestic enterprise by a foreign investor falls within the M&A safety review scope, the foreign investor shall file an application for M&A safety review to the Ministry of Commerce. The M&A safety review scope is as follows: foreign investors’ M&A of domestic military industry enterprises and military industry support enterprises, enterprises around key and sensitive military facilities, and other units which have impact on national defense security; and foreign investors’ M&A of domestic enterprises, which have impact on the national security, in fields of important agricultural products, important energy and resources, important infrastructure, important transport service, key technology and major equipment manufacturing, etc., and such M&A may result in foreign investors’ acquirement of actual control over the enterprises.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China” in our 2024 Annual Report.

In addition, on July 10, 2021, the CAC issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborate on the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data, or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the New Administrative Rules Regarding Overseas Listings, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC. When securities are issued through a phased distribution method within the authorized scope, the company shall file with the CSRC within three working days after the completion of the first issuance, stating the total number of securities to be issued. After all subsequent issuances are completed, the company shall submit a consolidated report on the issuance situation to the CSRC. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as this offering constitutes a subsequent offering by us, we are required to file with the CSRC in accordance with the Trial Administrative Measures within three working days after the first issuance of this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or receive any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure to do so would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside China, delay or restrict the repatriation of the proceeds from future capital raising activities into China or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our 2024 Annual Report. See “Risk Factors” beginning on page 13 and “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Dividends and Other Distributions

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct all of our operations through Work Hangzhou, our wholly owned subsidiary and its subsidiaries. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our IPO and subsequent securities offerings to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business” in our 2024 Annual Report.

We have not installed any cash management policies that dictate how funds are transferred among Work Cayman and its subsidiaries, and thus, we do not have any procedures governing fund transfers. Under our current corporate structure, we rely on dividend payments from the PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in their business. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

The transfers and distributions among the Company and its subsidiaries include, as of the date of this prospectus: (i) net proceeds in the amount of $7,373,839 from the Company’s IPO, which were transferred from the Company to Work BVI and subsequently to Work Medical Technology; (ii) net proceeds from our Follow-on Offering in the amount of $4,389,958.10, which were transferred from the Company to Work BVI, and subsequently to Work Medical Technology; and (iii) funds transferred among five PRC subsidiaries, Hangzhou Shanyou, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Work Hangzhou for operational purposes. In the fiscal year ended September 30, 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. The aggregate principal amounts of funds transferred among the PRC subsidiaries were $2,459,263, $8,262,606, and $84,234 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. Except as described above, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, as of the date of this prospectus.

The PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of the PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulation on Dividend Distributions” in our 2024 Annual Report. However, none of our subsidiaries has made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus. See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in our 2024 Annual Report.

The PRC subsidiaries have made no further plans to pay dividends since January 31, 2021, and do not expect to do so unless and until they have generated sufficient accumulated profits and have met the requirements for statutory reserve funds. We intend to retain all of our available funds and any future earnings after this offering and cash proceeds from overseas financing activities, including this offering, to fund the development and growth of the PRC subsidiaries’ business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

In addition, the PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Restrictions on currency exchange may limit our ability to utilize our revenue effectively” in our 2024 Annual Report.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may be subject to PRC tax” in our 2024 Annual Report.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2024 Annual Report and in the section titled “Risk Factors” beginning on page 13 of this prospectus.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect the PRC subsidiaries’ and our business, financial condition and results of operations and may result in the PRC subsidiaries’ inability to sustain their growth and expansion strategies.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A Ordinary Shares could significantly decline in value or become worthless.

●	Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our directors and officers named in the prospectus based on foreign laws.

●	On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe that the PRC subsidiaries are subject to cybersecurity review, because they currently engage in the manufacture and sale of medical devices and do not possess personal information of over one million users. As of the date of this prospectus, neither we nor the PRC subsidiaries have been involved in any investigations on cybersecurity review initiated by the Cyberspace Administration of China, and neither we nor the PRC subsidiaries have received any warning, sanction, or penalty in such respect. Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business.

●	Our Class A Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, our principal place of business.

●	Our financial performance could be materially and adversely affected by rising costs associated with inflation and the imposition of U.S. tariffs on imports from China.

●	We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

Risks Related to the PRC Subsidiaries’ Business and Industry:

Risks and uncertainties related to the PRC subsidiaries’ business and industry include, but are not limited to, the following:

●	Failure to maintain the quality and safety of the PRC subsidiaries’ products could have a material and adverse effect on the PRC subsidiaries’ and our reputation, financial condition and results of operations.

●	The PRC subsidiaries may experience significant liability claims or complaints from customers, doctors and patients, litigation and regulatory investigations and proceedings, such as claiming in relation to medical device safety, or adverse publicity involving their products, which could adversely affect the PRC subsidiaries’ and our financial condition and results of operations.

●	The PRC subsidiaries face the risk of fluctuations in the cost, availability and quality of their raw materials, which could adversely affect their results of operations, and thus, adversely affect the Group as a whole.

●	The PRC subsidiaries do not have long-term contracts with their suppliers and the suppliers can reduce order quantities or terminate sales to the PRC subsidiaries at any time.

●	If the PRC subsidiaries fail to identify, acquire and develop other products, they may be unable to grow their business.

●	The PRC subsidiaries’ international sales are subject to a variety of risks that could adversely affect their profitability and operating results, which may adversely affect the profitability and operating results of the Group.

●	If the PRC subsidiaries fail to timely renew their medical device licenses or registration certificates, it could adversely affect the PRC subsidiaries’ and our reputation, financial condition and results of operations.

●	Disruptions in our PRC subsidiaries’ supply chain could adversely affect our PRC subsidiaries’ manufacturing capabilities and delivery timelines, as well as our results of operations.

●	Fluctuations in interest rates could increase our PRC subsidiaries’ borrowing costs and negatively impact our profitability.

Risks Relating to Our Ordinary Shares and the Trading Market

Risks and uncertainties related to our Ordinary Shares and the trading market include, but are not limited to, the following:

●	Our share price may be volatile and could decline substantially, which could result in substantial losses to our investors.

●	We may issue additional Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Ordinary Shares.

●	We currently do not expect to pay dividends on our Ordinary Shares in the foreseeable future.

●	Our chief operating officer and Liwei Zhang have substantial influence over our Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

●	A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

Risks Related to Our Capital Structure

Risks and uncertainties related to our capital structure, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenue exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

As of the date of this prospectus, our director and chief operating officer, Baiming Yu, beneficially owns approximately 59.85% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Corporate Information

Our principal executive offices are located at Floor 23, No. 2 Tonghuinan Road, Hangzhou, Zhejiang Province, the PRC, and our telephone number is +86-571-82613568. Our registered office in the Cayman Islands is at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is https://www.workmedtech.com/. The information contained on our websites is not a part of this prospectus.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

Risks Related to Doing Business in China

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, our principal place of business.

Political events, international trade disputes, and other disruptions to international commerce could harm the global economy and adversely affect our PRC subsidiaries’ business, customers, suppliers, and other business partners. Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China and other regions, as well as the potential for additional protectionist measures, may impact our PRC subsidiaries’ business and operations.

Moreover, political uncertainty surrounding international trade disputes, particularly the ongoing tension between the U.S. and China, could damage consumer confidence and decision-making, leading to a material adverse effect on our PRC subsidiaries’ business. Such uncertainty may also limit our PRC subsidiaries’ access to new business opportunities, negatively impacting our PRC subsidiaries’ operations. Additionally, current and potential future actions by the U.S. or the PRC that affect trade relations could contribute to global economic instability, which may harm our PRC subsidiaries’ business or financial performance. The financial condition of our PRC subsidiaries’ customers could also be adversely affected by trade-related disruptions, and we cannot predict the extent or form of future actions or escalations.

Our financial performance could be materially and adversely affected by rising costs associated with inflation and the imposition of U.S. tariffs on imports from China.

Our business is susceptible to the effects of inflation, which can lead to higher costs of our operations. This includes increased prices for the raw materials and components our PRC subsidiaries use in their medical devices, as well as rising expenses for manufacturing, labor, and the transportation of our PRC subsidiaries’ products. If the overall price level in the economy increases, our operating expenses are expected to increase as well, potentially impacting our profitability.

Furthermore, recent trade policies enacted by the U.S. have imposed tariffs on a range of goods imported from China. These tariffs directly increase the cost of our products upon entry into the United States, leading to a rise in our cost of goods sold. This increased cost may necessitate us raising prices for our U.S. customers, which could negatively impact the competitiveness of our products compared to those manufactured domestically in the U.S. or imported from countries not subject to these tariffs.

The future of these tariff policies and their wider impact on inflation are uncertain. The duration and scope of these measures, as well as potential responses from other countries, could significantly influence our business. We cannot predict the ultimate consequences of these developments, and there is no assurance that we will be able to fully absorb or mitigate the negative financial impacts resulting from increased costs driven by both general inflation and these tariffs.

We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

We are a holding company and rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. The laws, rules, and regulations applicable to the PRC subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Under PRC laws, rules, and regulations, each of our subsidiaries incorporated in mainland China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in mainland China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. As of September 30, 2024 and 2023, these restricted assets were in aggregate $984,743 and $972,494, respectively.

Limitations on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

Risks Related to the PRC Subsidiaries’ Business and Industry

Disruptions in our PRC subsidiaries’ supply chain could adversely affect our PRC subsidiaries’ manufacturing capabilities and delivery timelines, as well as our results of operations.

Our PRC subsidiaries’ ability to manufacture and deliver their medical devices depends on a consistent and reliable supply chain. This supply chain is subject to various risks, including:

●	Geopolitical Events and Trade Restrictions: Changes in international trade policies, export or import restrictions, and geopolitical instability between China and the United States or other regions could disrupt the flow of goods and increase costs. The recent imposition of tariffs by the U.S. on imports from China is expected to increase the cost of our PRC subsidiaries’ products entering the U.S. market. This can result in increased prices, reducing the competitiveness and demand for our PRC subsidiaries’ products. Furthermore, the uncertainty surrounding these tariffs and potential future trade actions can disrupt our supply chain planning, potentially leading to delays in shipments and impacting our PRC subsidiaries’ ability to reliably supply the U.S. market, ultimately affecting our PRC subsidiaries’ sales volume and revenue.

●	Supplier and Customer Disruptions: Our PRC subsidiaries may experience disruptions due to the financial instability, production limitations, labor disputes, quality control issues, or the termination of agreements with their key suppliers and customers. Identifying alternative suppliers and customers can be time-consuming and costly.

●	Logistics and Transportation Challenges: Disruptions in shipping, port congestion, transportation delays, and increased freight costs could impact our PRC subsidiaries’ ability to receive raw materials and deliver their products in a timely and cost-effective manner.

●	Natural Disasters and Public Health Crises: Events such as earthquakes, typhoons, floods, pandemics, or other natural disasters occurring in China or other regions could cause significant disruptions to manufacturing operations, transportation networks, and the availability of essential raw materials and components.

The occurrence of one or more of these supply chain risks could materially and adversely affect our PRC subsidiaries’ ability to manufacture and deliver their medical devices, ultimately harming our business, financial condition, and results of operations.

Fluctuations in interest rates could increase our PRC subsidiaries’ borrowing costs and negatively impact our profitability.

Our PRC subsidiaries have outstanding debt and may incur additional debt in the future to finance their operations. As a result, our financial results are susceptible to fluctuations in interest rates. Increases in prevailing interest rates could lead to higher interest expense on our PRC subsidiaries’ outstanding and future debt, thereby increasing their borrowing costs and reducing their profitability. Factors such as inflation, monetary policy implemented by the U.S. Federal Reserve and other central banks, and overall economic growth can contribute to interest rate volatility. If interest rates rise significantly, our PRC subsidiaries’ ability to service their debt obligations may be negatively impacted, and they may have less cash flow available for other business activities, including research and development, sales and marketing, and capital investments. Furthermore, higher interest rates could make it more difficult and expensive for our PRC subsidiaries to obtain financing in the future, which could limit their growth opportunities and their ability to respond to changing market conditions. Therefore, significant increases in interest rates could materially and adversely affect our financial condition and results of operations.

Risks Relating to Our Capital Structure

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders by way of a poll, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes. Each Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances.

Only our Class A Ordinary Shares are tradable on the market. This voting structure may discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

We may issue additional Class B Ordinary Shares in the future in connection with future financings, strategic transactions, equity incentive plans, or otherwise. Any such issuance could result in dilution to existing holders of our Class A Ordinary Shares.

In addition, since Class B Ordinary Shares carry greater voting rights than Class A Ordinary Shares, any future issuances of Class B Ordinary Shares could have the effect of further concentrating voting power in certain shareholders. This may reduce the influence of Class A Ordinary Shareholders over matters requiring shareholder approval.

There can be no assurance as to when or if we will issue additional Class B Ordinary Shares, or the terms of any such issuance. However, any such future issuances could materially and adversely affect the market price of our Class A Ordinary Shares and dilute the interests of existing Class A Ordinary Shareholders.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $300,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act of the Cayman Islands (the “Companies Act”).

The following is a summary of the Company’s amended and restated memorandum and articles of association (the “Articles”).

Our authorized share capital is US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each. As of the date of this prospectus, 56,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares were issued and outstanding.

We were incorporated as an exempted company with limited liability under the Companies Act on March 1, 2022. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

Under our Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

As of the date of this prospectus, all of our issued and outstanding Ordinary Shares are fully paid up and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Voting Rights

A shareholder may participate in a general meeting in person, by proxy or through the medium of conference telephone, video or any other form of communications equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present, in person or by proxy, who individually or together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. On a show of hands, every shareholder shall have one vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Each holder of Class A Ordinary Shares, on a poll, is entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares, on a poll, is entitled to exercise 20 votes for each Class B Ordinary Share he or she holds on any and all matters.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

As a matter of Cayman Islands law and in accordance with our Articles, (i) an ordinary resolution requires the affirmative vote of a simple majority of votes cast by shareholders who, being entitled to do so, attend in person or by proxy and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of at least two-thirds of votes cast by shareholders who, being entitled to do so, attend in person or by proxy and vote at a general meeting of the company. Our Articles also allow ordinary resolutions and special resolutions to be passed by a unanimous written resolution of all of the company’s shareholders.

Under Cayman Islands law and our Articles, some matters, such as amending the memorandum and articles of association, changing the Company’s name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 5 clear days’ notice of an extraordinary general meeting and 5 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles of association.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided for by the rights attached to a share, no dividend or other monies payable by the us in respect of a share shall bear interest.

Transfer of Ordinary Shares

A shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in writing and in any usual or common form or such other form as the directors may, in their absolute discretion, approve:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid or if so required by the directors, by or on behalf of that shareholder and the transferee.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that is not fully paid up or on which the Company has a lien.

The directors may also, but are not required to, decline to register any transfer of any Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Ordinary Shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

(e)	the Ordinary Shares transferred are fully paid up and free of any lien in favor of the Company; and

(f)	any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares listed on Nasdaq, because the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with VStock Transfer LLC. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the systems of the Depository Trust Company, or DTC.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year as our board may determine.

Winding Up; Liquidation

Upon the winding up of our Company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our Company available for distribution as determined by the liquidator. The shareholders may, subject to our Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. Our board of directors may deduct from a dividend or any other amount payable to a person in respect of an Ordinary Share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share.

Redemption of Shares, Repurchase and Surrender of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

1.	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

2.	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

3.	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding.

Conversion Rights

Each Class B Ordinary Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one fully paid and non-assessable Class A Ordinary Share.

The directors shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. Shareholders and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our Company is being wound-up, may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Articles authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of the memorandum and articles of association, register of mortgages and charges, and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Pursuant to our articles of association, shareholders will not have any right to inspect any account or book or document of the Company except as conferred by Companies Act or as authorized by our directors or by an ordinary resolution of our shareholders.

In any event, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Changes in Capital

Subject to the Companies Act, our shareholders may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of its paid up shares into stock and reconvert the stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Articles; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, and, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four months’ period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act and our articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our articles of association may only be amended by special resolution of our shareholders.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “WOK.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer LLC. VStock Transfer LLC’s address is 18 Lafayette Pl, Woodmere, NY 11598.

History of Share Capital

The Company is a Cayman Islands exempted company incorporated on March 1, 2022. Work BVI is our wholly-owned subsidiary formed in the British Virgin Islands on March 15, 2022. Work Medical Technology is Work BVI’s wholly-owned subsidiary formed in Hong Kong on April 19, 2022. WFOE, is Work Medical Technology’s wholly-owned subsidiary formed in Hangzhou on April 28, 2022. Work Hangzhou is WFOE’s wholly-owned subsidiary formed in Hangzhou on November 10, 2021.

On April 6, 2023, the shareholders of the Company unanimously passed resolutions effecting the subdivision of the Company’s authorized and issued share capital and the adoption of the amended and restated memorandum of association, pursuant to which, (1) the Company effectuated a 1:2000 share subdivision, whereupon the Company’s authorized share capital was amended from US$50,000 divided into 50,000 shares of par value US$1.00 each to US$50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and (2) immediately after the share subdivision, the shareholders voluntarily surrendered, on a pro rata basis, a total of 87,500,000 ordinary shares of a par value of $0.0005 each, after which, the Company had an aggregate of 12,500,000 ordinary shares issued and outstanding.

On August 22, the Company filed a current report on Form 6-K, which included the meeting notice and proxy statement for the EGM as an exhibit, relating to the proposed Share Consolidations and Share Capital Increase to be considered at the EGM. See “—EGM Regarding Potential Share Consolidations and Share Capital Increase.”

IPO in August 2024

On August 26, 2024, the Company closed its IPO of 2,000,000 ordinary shares at a price of $4.00 per share. On August 28, 2024, the underwriter for the IPO exercised its over-allotment option, in part, to purchase an additional 91,942 ordinary shares at a price of $4.00 per ordinary share. The total net proceeds received from the IPO, including proceeds from the exercise of the over-allotment option, were $7,373,839.

Dual Class Restructuring in February 2025

On February 5, 2025, at the 2024 AGM of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-designate and re-classify the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the share re-designation and re-classification, and the terms of the re-designated and re-classified shares of the Company. As a result, immediately following the 2024 AGM, the Company’s authorized share capital was increased, and re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each, with each Class A Ordinary Share entitled to one vote on matters to be decided by way of a poll, and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each, with each Class B Ordinary Share entitled to 20 votes on matters to be decided by way of a poll. On April 8, 2025, the Company issued 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to three shareholders, LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, and repurchased a corresponding number of Class A Ordinary Shares from such shareholders.

Underwritten Follow-on Offering in May 2025

On May 22, 2025, the Company closed an underwritten follow-on offering and sale of 10,000,000 ordinary units, with each ordinary unit consisting of (i) one Class A Ordinary Share, (ii) one Series A warrant to purchase one Class A Ordinary Share, and (iii) one Series B warrant to purchase one Class A Ordinary Share. Each ordinary unit was priced at $0.50. The Company generated gross proceeds of $5,000,000, before deducting underwriting discounts, non-accountable expense allowance, and offering expenses payable by the Company.

EGM Regarding Potential Share Consolidations and Share Capital Increase

The Company has notified its current shareholders that it will be holding the EGM for them to consider and, if thought fit, pass certain resolutions with respect to (i) Share Consolidations; (ii) a Share Capital Increase; and (iii) the adoption of a further amended and restated memorandum of association to reflect the relevant Share Consolidation and/or the Share Capital Increase. See “Prospectus Summary—Recent Development—Extraordinary General Meeting of Shareholders in September 2025.”

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separated from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$45,930
Legal fees and expenses	$140,902
Placement Agent discount and fees	$353,996
Total	$540,828

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2024.

On July 29, 2025, the Company appointed HTL International, LLC as its independent registered public accounting firm, effective on July 30, 2025. HTL International, LLC replaced WWC, P.C., the former independent registered public accounting firm, which the Company dismissed on July 30, 2025. The appointment of HTL International, LLC was made after a careful consideration and evaluation process undertaken by the Company and was approved by the audit committee of the board of directors of the Company. The details of the Company’s change of auditor are described on a report on Form 6-K filed with the SEC on August 1, 2025, which is incorporated by reference herein.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Fuzhou). If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2024, 2023, and 2022 incorporated herein by reference to the 2024 Annual Report have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on February 14, 2025;

(2)	our reports of foreign private issuer on Form 6-K filed with the SEC on March 5, 2025, April 11, 2025, May 22, 2025, August 1, 2025, August 22, 2025, and August 25, 2025;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on August 20, 2024, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

WORK Medical Technology Group LTD

Address: Floor 23, No. 2 Tonghuinan Road, Xiaoshan District, Hangzhou City

Zhejiang Province, The People’s Republic of China

Tel: +86-571-82613568

Attention: ir@workmedtech.com, Company Contact Person

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a different body of securities laws as compared to the United States and these securities laws provide less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated. Currently, all of the operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Most of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

AllBright Law Offices (Fuzhou), our counsel as to PRC law, has advised us, that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, AllBright Law Offices (Fuzhou), that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security, or public interest after review. However, currently, mainland China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

In addition, our investors may incur additional costs and face procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. To enforce a judgment of the United States in Hong Kong, it must be a final judgment rendered conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court, as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law of Hong Kong permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action, since the judgment may be regarded as creating a debt between the parties to such action. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. A foreign judgment of the United States predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong but will be subject to the conditions with regard to enforcement of such judgments being met, including but not limited to the foregoing requirements.

Up to $200,000,000 of Class A Ordinary Shares

WORK Medical Technology Group LTD

Prospectus Supplement

November 21, 2025